UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2016

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 31, 2016, Heartland Financial USA, Inc. (“Heartland") and San Luis Obispo, CA - based Founders Bancorp (OTC: FBCP) jointly announced today the signing of a definitive merger agreement. Under terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, the outstanding common shares of Founders Bancorp will be converted into cash, shares of Heartland common stock, or a combination thereof, at the election of the Founders’ shareholders. Simultaneous with closing of the transaction, Founders Community Bank will be merged into Heartland’s California-based subsidiary, Premier Valley Bank, with the Founders Community Bank branches continuing to operate under the Founders Community Bank name. A Premier Valley Bank branch currently under construction in San Luis Obispo will carry the Founders branding. The transaction is subject to customary closing conditions, including approvals by Founders Bancorp shareholders and bank regulatory authorities, and is expected to close during the first quarter of 2017, with a systems conversion in the spring of 2017.

A copy of the press release announcing the Merger Agreement is attached as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.
None.

(b)	Pro Forma Financial Information.
None.

(c)	Exhibits.
99.1 Press Release dated October 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2016	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer